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                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 2, 2001

                                  BY AND AMONG


                           NETZEE, INC. (AS BORROWER)

                      JOHN H HARLAND COMPANY (AS A LENDER)

                                       AND


                      THE INTERCEPT GROUP, INC. (AS AGENT)





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                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE 1 - DEFINITIONS...........................................................................................2
   SECTION 1.01   DEFINITIONS.....................................................................................2

ARTICLE 2 - REVOLVING CREDIT FACILITY............................................................................12
   SECTION 2.01.  REVOLVING LOANS................................................................................12
   SECTION 2.02.  REPAYMENT OF REVOLVING LOANS...................................................................16
   SECTION 2.03.  PREPAYMENTS....................................................................................16
   SECTION 2.04.  VOLUNTARY REDUCTIONS OF THE COMMITMENT.........................................................17

ARTICLE 3 - INTEREST, FEES AND OTHER PROVISIONS..................................................................17
   SECTION 3.01.  RATES AND PAYMENT OF INTEREST ON LOANS.........................................................17
   SECTION 3.02.  UNUSED FACILITY FEE............................................................................17
   SECTION 3.03.  PAYMENTS.......................................................................................18
   SECTION 3.04.  COMPUTATIONS...................................................................................18
   SECTION 3.05.  USURY..........................................................................................18
   SECTION 3.06.  AGREEMENT REGARDING INTEREST AND CHARGES.......................................................18
   SECTION 3.07.  TAXES..........................................................................................19
   SECTION 3.08.  PRO RATA TREATMENT.............................................................................19
   SECTION 3.09.  SHARING OF PAYMENTS, ETC.......................................................................19
   SECTION 3.10.  INSUFFICIENT FUNDS.............................................................................20
   SECTION 3.11.  DEFAULTING LENDER'S STATUS.....................................................................20
   SECTION 3.12.  AGENT'S RELIANCE...............................................................................21

ARTICLE 4 - CONDITIONS PRECEDENT.................................................................................21
   SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL LOAN...........................................................21
   Section 4.02.  Conditions Precedent to All Loans..............................................................23

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.......................................................................24
   SECTION 5.01.  REPRESENTATIONS AND WARRANTIES.................................................................24
   SECTION 5.02.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC................................................29

ARTICLE 6 - AFFIRMATIVE COVENANTS................................................................................29
   SECTION 6.01.  PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS........................................29
   SECTION 6.02.  COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS..........................................30
   SECTION 6.03.  MAINTENANCE OF PROPERTY/CONDUCT OF BUSINESS....................................................30
   SECTION 6.04.  PAYMENT OF TAXES AND CLAIMS....................................................................30
   SECTION 6.05.  USE OF PROCEEDS................................................................................30
   SECTION 6.06.  ERISA..........................................................................................30
   SECTION 6.07.  INSPECTION OF BOOKS, RECORDS, PROPERTIES.......................................................31
   SECTION 6.08.  INSURANCE......................................................................................31
   SECTION 6.09   ENVIRONMENTAL MATTERS..........................................................................31

ARTICLE 7 - INFORMATION..........................................................................................32

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
   SECTION 7.01   FINANCIAL STATEMENTS, COMPLIANCE CERTIFICATE AND INCOME TAX RETURNS............................32
   SECTION 7.02.  DEFAULT; NOTICES UNDER OTHER AGREEMENTS........................................................33
   SECTION 7.03.  LITIGATION; JUDGMENT...........................................................................33
   SECTION 7.04.  MATERIAL CHANGE................................................................................33
   SECTION 7.05.  OTHER NOTICES..................................................................................33
   SECTION 7.06.  DEBT INSTRUMENTS...............................................................................34
   SECTION 7.07.  ERISA..........................................................................................34
   SECTION 7.08   COPIES OF OTHER REPORTS........................................................................35
   SECTION 7.09.  OTHER INFORMATION..............................................................................35

ARTICLE 8 - NEGATIVE COVENANTS...................................................................................35
   SECTION 8.01.  FINANCIAL RATIOS...............................................................................35
   SECTION 8.02.  DEBT...........................................................................................35
   SECTION 8.03.  GUARANTEES.....................................................................................36
   SECTION 8.04.  INVESTMENTS....................................................................................36
   SECTION 8.05.  LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS...............................................37
   SECTION 8.06.  FISCAL YEAR....................................................................................37
   SECTION 8.07.  DIVIDENDS AND STOCK REPURCHASE.................................................................37
   SECTION 8.08.  PRESERVATION OF EXISTENCE, ETC.; MERGER, CONSOLIDATION AND SALE OF ASSETS......................38
   SECTION 8.09.  TRANSACTIONS WITH AFFILIATES...................................................................38
   SECTION 8.10.  CREATION OF SUBSIDIARIES.......................................................................38
   SECTION 8.11.  DISPOSAL OF ASSETS OR SUBSIDIARY STOCK.........................................................40
   SECTION 8.12.  ISSUANCE OF CAPITAL STOCK......................................................................40
   SECTION 8.13.  CAPITAL EXPENDITURES...........................................................................41
   SECTION 8.14.  MANAGEMENT FEES AND COMPENSATION...............................................................41

ARTICLE 9 - DEFAULT..............................................................................................41
   SECTION 9.01.  EVENTS OF DEFAULT..............................................................................41
   SECTION 9.02.  REMEDIES.......................................................................................43
   SECTION 9.03.  APPLICATION OF PROCEEDS........................................................................44
   SECTION 9.04.  PERFORMANCE BY AGENT...........................................................................44
   SECTION 9.05.  RIGHTS CUMULATIVE..............................................................................44

ARTICLE 10 -AGENT................................................................................................45
   SECTION 10.01. AUTHORIZATION AND ACTION.......................................................................45
   SECTION 10.02. AGENT'S RELIANCE, ETC..........................................................................45
   SECTION 10.03. INTERCEPT AS LENDER............................................................................46
   SECTION 10.04. LENDER CREDIT DECISION, ETC....................................................................46
   SECTION 10.05. INDEMNIFICATION................................................................................47
   SECTION 10.06. COLLATERAL MATTERS.............................................................................47
   SECTION 10.07. SUCCESSOR AGENT................................................................................49

ARTICLE 11 -MISCELLANEOUS........................................................................................49
   SECTION 11.01. NOTICES........................................................................................49
   SECTION 11.02. EXPENSES.......................................................................................51

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
   SECTION 11.03. STAMP, INTANGIBLE AND RECORDING TAXES..........................................................51
   SECTION 11.04. LITIGATION.....................................................................................51
   SECTION 11.05. SUCCESSORS AND ASSIGNS.........................................................................52
   SECTION 11.06. AMENDMENTS.....................................................................................52
   SECTION 11.07. INDEMNIFICATION................................................................................53
   SECTION 11.08. GOVERNING LAW..................................................................................54
   SECTION 11.09. SETOFF.........................................................................................54
   SECTION 11.10. TERMINATION; SURVIVAL OF PROVISIONS............................................................55
   SECTION 11.11. COUNTERPARTS...................................................................................55
   SECTION 11.12. LIMITATION OF LIABILITY........................................................................55
   SECTION 11.13. ENTIRE AGREEMENT...............................................................................55
   SECTION 11.14. TITLES AND CAPTIONS............................................................................55
   SECTION 11.15. SEVERABILITY OF PROVISIONS.....................................................................55
   SECTION 11.16. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.......................................................56
   SECTION 11.17. MARSHALING; PAYMENTS SET ASIDE.................................................................56
   SECTION 11.18. INDEPENDENT NATURE OF EACH LENDER'S RIGHTS.....................................................56
   SECTION 11.19. NO FIDUCIARY RELATIONSHIP......................................................................56
   SECTION 11.20. CONSTRUCTION...................................................................................56
   SECTION 11.21. BENEFITS.......................................................................................56
   SECTION 11.22. RELEASE OF HARLAND COLLATERAL..................................................................56
   SECTION 11.23. NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT...............................................57

ANNEX I  LIST OF LENDERS, COMMITMENTS AND CREDIT PERCENTAGES

SCHEDULES

     Schedule 5.01(b)      Ownership Structure
     Schedule 5.01(e)      Debt
     Schedule 5.01(f)      Litigation
     Schedule 5.01(h)      Financial Statements
     Schedule 5.01(j)      ERISA
     Schedule 5.01(k)      Affiliate Transactions
     Schedule 5.01(p)      Intellectual Property
     Schedule 8.03         Guarantees
     Schedule 8.04         Investments
     Schedule 8.14         Management Fees and Compensation

EXHIBITS

     Exhibit A    Form of Note
     Exhibit B    Form of Notice of Borrowing
     Exhibit C    Form of Pledge Agreement
     Exhibit D    Form of Security Agreement
     Exhibit E    Form of Guaranty

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

     Exhibit F    Form of Opinion of Counsel to Loan Parties
     Exhibit G    Form of Compliance Certificate
     Exhibit H    Form of Accession Agreement
     Exhibit I    Form of Patent Security Agreement
     Exhibit J    Form of Trademark Security Agreement


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


         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 2, 2001 (the "Agreement"), by and among NETZEE, INC. (the "Borrower"), a Georgia corporation, JOHN H HARLAND COMPANY, a Georgia corporation ("HARLAND") and THE INTERCEPT GROUP, INC. (the "Agent"), for itself ("InterCept"; together with Harland, collectively, the "Lenders") and as Agent for the Lenders.

         WHEREAS, InterCept and Borrower previously entered the Credit Agreement dated as of May 31, 2000 (the "Existing Credit Agreement"), pursuant to which InterCept made available to the Borrower a $15,000,000 credit facility, on the terms and conditions contained therein;

         WHEREAS, the Borrower previously executed a Promissory Note dated as of September 29, 2000 (the "Harland Note") in favor of Harland in the original principal amount of $5,000,000;

         WHEREAS, InterCept and Harland previously entered into the Intercreditor Agreement dated as of November 10, 2000 (the "Intercreditor Agreement"), pursuant to which InterCept and Harland established the priority of their respective liens in the Collateral, on the terms and conditions contained therein;

         WHEREAS, the Borrower and Harland are parties to that certain Reimbursement Agreement dated as of November 8, 2000 (the "Reimbursement Agreement") pursuant to which the Borrower has agreed to reimburse Harland for certain "Reimbursement Obligations" (as such term is defined in the Reimbursement Agreement);

         WHEREAS, the Borrower has requested that InterCept and Harland provide a credit facility for the working capital needs of the Borrower;

         WHEREAS, the Borrower's subsidiary Netcal, Inc. ("Netcal") intends to close the sale of certain assets to InterCept (the "Netcal Disposition") immediately following the establishment of such credit facility, pursuant to an Asset Purchase Agreement dated as of February 2, 2001 (the "Netcal Asset Purchase Agreement");

         WHEREAS, the parties hereto now desire to amend and restate the Existing Credit Agreement to increase the amount of such facility to $20,000,000, to add John H. Harland Company as lender, to provide that the indebtedness evidenced by the Harland Note shall be obligations under such facility and, effective as of the Effective Date, shall be evidenced by this Agreement and an amended and restated Note in favor of Harland (at which time the Harland Note shall be of no further force or effect) and to permit the Agent and the Lenders to provide credit to the Borrower on the terms and conditions contained herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:


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                             ARTICLE 1. DEFINITIONS

         SECTION 1.01.     DEFINITIONS.  For the purposes of this Agreement:

         "Accession Agreement" means the Accession Agreement executed in connection with Section 8.10 and substantially in the form of Exhibit H.

         "Affiliate" means any Person (other than the Lenders): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in the Borrower; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means The InterCept Group, Inc., as agent for the Lenders under the terms of this Agreement, and any successor agent.

         "Aggregate Commitment" shall mean, collectively, all Commitments of all Lenders at any time outstanding.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders, rulings and decrees of all courts and arbitrators.

         "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock or equity interests of the Borrower's Subsidiaries or (b) any or all of the assets of the Borrower or its Subsidiaries (other than sales of inventory and licensing of copyrights, patents and trademarks in the ordinary course of business and sale of the Encumbered Asset).

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         "Borrowing" means a borrowing by the Borrower of a Revolving Credit Advance pursuant to Section 2.01.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close.

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.


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         "Capital Expenditures" means, with respect to any Person, without duplication, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capitalized Lease Obligations.

         "Capitalized Lease Obligation" means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt is the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Equivalents" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or at least P-2 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

         "Change of Control" means the occurrence of any of the following: (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, or all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (2) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Borrower, measured by voting power rather than the number of shares; (4) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or (5) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into


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

or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

         "Collateral" means and includes all property and assets of any Person now or hereafter pledged to the Agent, for the benefit of itself and the Lenders, as security for the Obligations, including but not limited to the Collateral (as defined in the Security Agreement) and the Pledged Stock (as defined in the Pledge Agreement).

         "Collateral Assignment Agreement" shall mean that certain Collateral Assignment Agreement of Rights under Affiliate Loan Documents dated as of the date hereof, by and between InterCept and First Union National Bank.

         "Commitment" shall mean, as to each Lender, such Lender's obligation to make Revolving Credit Advances hereunder in an amount up to, but not exceeding, the amount set forth for each Lender on Annex I as such Lender's "Initial Commitment Amount", as the same may be reduced from time to time pursuant to section 2.04.

         "Continuing Directors" means, as for any date of determination, any member of the Board of Directors of the Borrower who: (1) was a member of such Board of Directors on the date hereof; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Credit Percentage" means, as to each Lender, the ratio expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the Aggregate Commitments; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Credit Percentage" of each Lender shall be the Credit Percentage of such Lender in effect immediately prior to such termination or reduction.

         "Debt" as applied to a Person means, without duplication, (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) any Off Balance Sheet Liabilities; and (f) all Debt of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person but only to the extent of the amount Guaranteed or (ii) is secured by a Lien on any property of such Person.


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         "Default" means any of the events specified in Section 9.01, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time or both.

         "EBITDA" shall mean and refer to earnings before interest, taxes, depreciation and amortization and deferred stock compensation, as each such term is defined in accordance with GAAP, excluding non-recurring, restructuring and severance changes.

         "Effective Date" means the later of: (a) the date hereof and (b) the date on which all of the conditions precedent set forth in Section 4.01. shall have been satisfied or waived in writing by the Lenders.

         "Encumbered Asset" shall mean an asset of the Borrower (other than assets related to software) having a fair market value not in excess of $1,750,000 which is subject to a purchase money security interest in favor of another lender.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.ss.7401 et seq; Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; Solid Waste Disposal Act, 42 U.S.C.ss.6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq.; National Environmental Policy Act, 42 U.S.C.ss.4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "Equity Issuance" means any issuance or sale by any Loan Party of its capital stock or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock, other than the exercise of employee and director stock options.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Affiliate" means any entity required at any relevant time to be aggregated with the Borrower or any Subsidiary under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "Event of Default" means any of the events specified in Section 9.01.

         "Federal Funds Rate" means, at any time, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

         "Fees" means the fees and commissions provided for or referred to in
Article III and any other fees payable by the Borrower hereunder or under any other Loan Document, or otherwise payable by the Borrower to the Lenders in connection with the transactions relating to this Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity or any arbitrator with authority to bind a party at law.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation means and includes (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean each guaranty executed and delivered by each Loan Party (excluding the Borrower) in substantially the form of Exhibit E attached hereto.

         "Harland" shall mean the John H. Harland Company.

         "Harland Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of August 23, 2000, by and among Harland, the lenders from time to time a party thereto and

SunTrust Bank as Administrative Agent (as such agreement may be amended, supplemented, modified, restated, renewed, replaced, refinanced or substituted for, in whole or in part).

         "Hazardous Materials" means materials defined as "hazardous waste or substances" under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6903 et seq., and other solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health and well being.

         "InterCept" has the meaning given such term in the preamble to this Agreement.

         "InterCept Loan Agreement" means that certain Loan Agreement dated as of April 28, 1998, by and among InterCept, InterCept Switch, Inc., Provesa, Inc., Provesa Services, Inc., Lev Acquisition Corp., SBS Data Services, Inc. and First Union National Bank (as such agreement may be amended, supplemented, modified, restated, renewed, replaced, refinanced, or substituted for, in whole or in part).

         "Intellectual Property" has the meaning given that term in Section 5.01(p).

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person:

         (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

         (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person;

         (c)      any other investment in any other Person; and

         (d)      any commitment or option to make an Investment in any other
Person.

         "Lenders" shall mean each of InterCept and Harland, together with their respective successors and assigns.

         "Lending Office" means, the office of the Agent located at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, or such other office of the Agent as the Agent shall designate in writing from time to time.

         "Lien" means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property of a Person. For the avoidance of doubt, the licensing by any Person of any copyrights, patents or trademarks owned or licensed to such Person shall not be considered a "Lien" hereunder.

         "Loan Documents" means this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Patent Security Agreement, the Trademark Agreement and any other document or instrument executed and delivered by any Borrower or any other Loan Party in connection herewith or therewith.

         "Loan Party" means each Borrower and each of the Borrower's Subsidiaries that is or becomes a party to any Loan Document.

         "Material Adverse Effect" means a materially adverse effect on (a) the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Agent or any Lender under any of such Loan Documents.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Proceeds" means, with respect to any Asset Disposition or Equity Issuance, the amount of cash, the principal amount of promissory notes or other debt securities, and the fair market value of all other non-cash proceeds received in connection therewith, net of reasonable costs incurred in connection therewith, underwriting commissions and discount brokerage fees and, in connection with the sale of assets, the payment of taxes incurred in connection with such sale and the payment of Debt associated with Liens encumbering such assets.

         "Net Profit" of an entity shall mean the excess of such entity's total revenues over its total expenses after giving effect to taxes.

         "Note" means a promissory note of the Borrower in favor of a Lender in substantially the form of Exhibit A.

         "Notice of Borrowing" means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.01(b) evidencing the Borrower's request for a Revolving Credit Advance.

         "Obligations" means, individually and collectively: (a) all Revolving Credit Advances and the obligation of the Borrower to repay the same and the accrued interest thereon in accordance with this Agreement; (b) all obligations of the Borrower to repay all amounts due and owing under the Reimbursement Agreement; and (c) all obligations of the Borrower and the other Loan Parties to the Lenders of every kind, nature and description, under or in respect of this Agreement, the Reimbursement Agreement or any other Loan Document, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Off Balance Sheet Liabilities" of a Person means (a) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of said person, (b) any liability under any financing lease, tax retention operating lease or so-called "synthetic" lease transaction or (c) any obligation, arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of said Person or its Subsidiaries.

         "Patent Security Agreement" means the Patent Security Agreement to be executed by the Borrower and certain Loan Parties in favor of the Agent, for the benefit of the Lenders, in substantially the form of Exhibit I.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Permitted Acquisitions" means an acquisition by the Borrower or any Subsidiary of the Borrower of the capital stock or all (or any substantial part) of the property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the capital stock or property acquired; provided that (a) the capital stock or property acquired in such acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the Effective Date; (b) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date); (c) the Agent shall have received all items in respect of the capital stock or property acquired in such acquisition required to be delivered by the terms of Section 8.10; (d) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such acquisition; and (e) the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) shall not exceed $5,000,000 during any one fiscal year.

         "Permitted Holder" means InterCept, and its successors and assigns.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due and payable or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business but not yet due and payable; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar legislation; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the sole judgment of the Lenders do not materially detract from the value of such property or impair the use thereof in the business of the Borrower; and (d) Liens in favor of the Agent; (e) Liens in connection with the Encumbered Asset and (f) purchase money Liens securing Permitted Purchase Obligations.

         "Permitted Purchase Obligations" means purchase money obligations (including capital leases) incurred in the ordinary course of business of the Borrower which are not in excess of $1,000,000 during any fiscal year or $3,000,000 during any period of three consecutive fiscal years.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan maintained for employees of the Borrower or any of its Subsidiaries that is covered by Title IV of ERISA, including such plans as may be established after the date hereof.

         "Pledge Agreement" means the Amended and Restated Pledge Agreement executed by the Borrower and certain Loan Parties and substantially in the form of Exhibit C.

         "Post-Default Rate" means, in respect of any principal of any Revolving Credit Advance, a rate per annum equal to (i) one percent (1.0%) over the interest rate as in effect from time to time for such principal if the Borrower shall only fail to perform or observe any of the covenants set forth in Section
8.01 or (ii) two percent (2.0%) over the interest rate as in effect from time to time for such principal for any other Event of Default.

         "Prime Rate" means for any date of determination, the "Prime Rate" as published on such date in the "Money Rates" column of the Eastern edition of The Wall Street Journal.

         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Revolving Credit Advance" has the meaning set forth in Section 2.01 hereof.

         "Security Agreement" means the Amended and Restated Security Agreement to be executed by the Borrower and each Loan Party in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit D.

         "Shareholder Notes" shall mean those certain promissory notes each dated as of July 1, 1999 executed by each of John Collins, Scott Meyerhoff and Richard Eiswirth payable to the Borrower.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Debt due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "Subordinated Debt" means Debt for money borrowed of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Revolving Credit Advances and the other Obligations in a manner satisfactory to the Lenders in their sole and absolute discretion.

         "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the voting stock is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Termination Date" means November 2, 2002.

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "Total Assets" of an entity shall mean the total of all items and categories of properties which, in accordance with GAAP, would be included in determining total assets as shown on the assets side of such entity's balance sheet (excluding any value for goodwill, trademarks, patents, copyrights, organization expense, non-competition agreements and other similar intangible items).

         "Trademark Security Agreement" means the Amended and Restated Trademark and Copyright Collateral Assignment and Security Agreement to be executed by the Borrower and certain Loan Parties in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit J.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to Sections, Articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Atlanta, Georgia time. All references in the Loan Documents to "reasonable attorneys fees," "reasonable counsel fees" or similar words shall mean the actual reasonable fees and disbursements of the applicable attorneys, and shall not be deemed to be 15% of the outstanding Obligations or any other presumed or fixed amount.

                     ARTICLE 2. - REVOLVING CREDIT FACILITY

         SECTION 2.01.     REVOLVING CREDIT ADVANCES.

         (a) Generally Subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make loans ("Revolving Credit Advances", such term to include the readvances on the Effective Date of the indebtedness to InterCept under the Existing Credit Agreement and the indebtedness to Harland under the Harland Note) to the Borrower from time to time during the period from the Effective Date through but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding the Aggregate Commitment times such Lender's Credit Percentage; provided, however, that the maximum aggregate principal amount of Revolving Credit Advances at any one time outstanding shall not exceed the Aggregate Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Advances hereunder. The Revolving Credit Advances made by each Lender shall, in addition to this Agreement, also be evidenced by a Note of the Borrower payable to the order of such Lender in a principal amount equal to the amount of such Lender's Commitment as originally in effect and otherwise duly completed.

         (b) Requesting Revolving Credit Advances. The Borrower may request Revolving Credit Advances hereunder in the minimum amount of $50,000 plus integral multiples of $10,000 in excess thereof. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Credit Advances. Each Notice of Borrowing shall be delivered to the Agent before 10:00 a.m. three Business Days prior to the date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will promptly transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

         (c)      Disbursements of Revolving Credit Advance Proceeds.

                  (i) No later than 12:00 noon on the date of such borrowing specified in the Notice of Borrowing, each Lender will make available to the Agent at the address of the Agent set forth on Annex I attached hereto, in immediately available funds, the Revolving Credit Advance to be made by such Lender using the wiring instructions for the Agent set forth on Annex I or otherwise as directed by the Agent. With respect to Revolving Credit Advances to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Revolving Credit Advance to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent on the date of the requested Revolving Credit Advance as set forth in the Notice of Borrowing and the Agent may, in reliance upon such assumption, make available the amount of the Revolving Credit Advance to be provided by such Lender.

                  (ii)  Provided that the applicable conditions set forth in
Article 4 for such borrowing are fulfilled, no later than 2:00 p.m. on the date specified in the Notice of Borrowing, the Agent will make available the proceeds of the Revolving Credit Advance to be made by the Agent at the account specified by the Borrower in such Notice of Borrowing.

                  (iii) If, with respect to Revolving Credit Advances to be made after the Effective Date: (i) the amount of such Lenders' Revolving Credit Advance is not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender"); (ii) such Lender has not notified the Agent that it will not make such amount available to the Agent; and (iii) the Agent has nevertheless made available to the Borrower the amount of the Borrowing to be provided by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount immediately upon the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall promptly (but in no event later than one Business Day after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender interest on such corresponding amount for each day from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent, at a rate per annum equal to, for the first two Business Days such amount remains owing, the overnight Federal Funds Rate and thereafter, at the Prime Rate. The Agent shall be entitled to recover from the Borrower the amount of interest accruing on such amount of such Borrowing at the rate therefor; provided, however, any amount paid by the Defaulting Lender pursuant to the immediately preceding sentence shall reduce the amounts owed under this sentence. The Agent shall also be entitled to recover from the Borrower and such Defaulting Lender an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under this Section because of such Defaulting Lender's default. In the event that both the Borrower and the Defaulting Lender fail to reimburse the Agent as provided above, in addition to the rights the Agent may have under Applicable Law, the Agent shall be subrogated to the rights of such Lender under this Agreement to the extent of such failure and shall thereafter (until such Lender shall so reimburse the Agent) be entitled to the percentage of voting rights of such Lender under this Agreement.

         (d) Records; Endorsement on Transfer. The date, amount and interest rate of each Revolving Credit Advance made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by each Lender on its books. Prior to the transfer of any Note, each Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Revolving Credit Advances evidenced by such Note.

         (e) Obligation to Fund Conditioned on Availability of InterCept Financing. The Borrower and Harland each acknowledge that InterCept is not a commercial bank or lending institution and that it must either borrow funds under the InterCept Loan Agreement to make Revolving Credit Advances hereunder or, in its sole discretion, make Revolving Credit Advances from any existing cash reserves; provided, however, that InterCept shall not borrow all available funds under the InterCept Loan Agreement for the sole purpose of avoiding its funding obligations pursuant to this Agreement. The Borrower and Harland each further acknowledge that InterCept's ability to borrow funds under the InterCept Loan Agreement is subject to certain conditions contained therein including that no default or event of default exists thereunder and that no material adverse change (as may be determined by the lender (the "InterCept Lender") under the InterCept Loan Agreement) in the business, operations, assets or prospects of InterCept exist. Accordingly, InterCept shall not in any way be liable for breach of contract, tort or any other "lender liability" or other claim of any nature whatsoever by reason of InterCept's failure or inability to make Revolving Credit Advances hereunder arising by reason of the InterCept Lender's refusal, unwillingness or inability to make loans available to InterCept under the InterCept Loan Agreement so long as InterCept uses its commercially reasonable efforts to obtain such loans; provided, however, that if the InterCept Lender is unwilling to make loans to InterCept by reason of the occurrence of an event of default or material adverse change under the InterCept Loan Agreement, InterCept shall have the right to obtain a waiver or amendment with respect to, or otherwise deal with, such occurrence in its sole and absolute discretion including, but not limited to, the right not to seek a waiver or amendment with respect thereto; it being understood that, in the exercise of commercially reasonable efforts to obtain loans, InterCept shall not be obligated to pay additional fees or interest to the InterCept Lender to obtain any such waiver or amendment and that it may (or may not) obtain any such waiver or amendment upon whatever terms and conditions it desires (or not) to negotiate. Further, in this connection, the obligation of InterCept to make Revolving Credit Advances hereunder shall be suspended or terminated, as the case may be, upon any suspension or termination of funding by the InterCept Lender under the InterCept Loan Agreement. InterCept shall promptly notify the Borrower and Harland of any such suspension and/or termination and the reasons therefor and of the occurrence of any default or event of default under the InterCept Loan Agreement. InterCept represents to the Borrower that, as of the date hereof, to the knowledge of InterCept, no default or event of default under the InterCept Loan Agreement exists. However, InterCept cannot give any assurance to the Borrower or Harland that no default or event of default under the InterCept Loan Agreement or material adverse change of InterCept, will arise in the future.

         (f) Obligation to Fund Conditioned on Availability of Harland Financing. The Borrower and Agent each acknowledge that Harland is not a commercial bank or lending institution and that it must either borrow funds under the Harland Loan Agreement to make Revolving Credit Advances hereunder or, in its sole discretion, make Revolving Credit Advances from any existing cash reserves; provided, however, that Harland shall not borrow all available funds under the Harland Loan Agreement for the sole purpose of avoiding its funding obligations pursuant to this Agreement. The Borrower and the Agent each further acknowledge that Harland's ability to borrow funds under the Harland Loan Agreement is subject to certain conditions contained therein including that no default or event of default exists thereunder and that no material adverse change (as may be determined by the lenders (the "Harland Lenders") under the Harland Loan Agreement) in the business, operations, assets or prospects of Harland exist. Accordingly, Harland shall not in any way be liable for breach of contract, tort or any other "lender liability" or other claim of any nature whatsoever by reason of Harland's failure or inability to make Revolving Credit Advances hereunder arising by reason of the Harland Lenders' refusal, unwillingness or inability to make loans available to Harland under the Harland Loan Agreement so long as Harland uses its commercially reasonable efforts to obtain such loans; provided, however, that if the Harland Lenders are unwilling to make loans to Harland by reason of the occurrence of an event of default or material adverse change under the Harland Loan Agreement, Harland shall have the right to obtain a waiver or amendment with respect to, or otherwise deal with, such occurrence in its sole and absolute discretion including, but not limited to, the right not to seek a waiver or amendment with respect thereto; it being understood that, in the exercise of commercially reasonable efforts to obtain loans, Harland shall not be obligated to pay additional fees or interest to the Harland Lenders to obtain any such waiver or amendment and that it may (or may not) obtain any such waiver or amendment upon whatever terms and conditions it desires (or not) to negotiate. Further, in this connection, the obligation of Harland to make Revolving Credit Advances hereunder shall be suspended or terminated, as the case may be, upon any suspension or termination of funding by the Harland Lender under the Harland Loan Agreement. Harland shall promptly notify the Borrower and Agent of any such suspension and/or termination and the reasons therefor and of the occurrence of any default or event of default under the Harland Loan Agreement. Harland represents to the Borrower and the Agent that, as of the date hereof, to the knowledge of Harland, no default or event of default under the Harland Loan Agreement exists. However, Harland cannot give any assurance to the Borrower or the Agent that no default or event of default under the Harland Loan Agreement or material adverse change of Harland, will arise in the future.

         (g) Several Obligations. No Lender shall be responsible for the failure of any other Lender to make a Revolving Credit Advance to be made by such other Lender hereunder; provided, however, that the failure of any Lender to make a Revolving Credit Advance to be made by it hereunder shall not relieve the obligation of each other Lender to make the Revolving Credit Advance to be made by such other lender.

         SECTION 2.02. REPAYMENT OF REVOLVING CREDIT ADVANCES. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, and all other accrued but unpaid fees and charges with respect to, the Revolving Credit Advances on the Termination Date.

         SECTION 2.03.     PREPAYMENTS.

         (a) Optional. The Borrower may prepay any Revolving Credit Advance in whole or in part at any time and from time to time without premium or penalty.

         (b)      Mandatory.

                  (i) If at any time the aggregate principal amount of all outstanding Revolving Credit Advances exceeds the Commitment, the Borrower shall immediately pay to the Agent, for the benefit of the Lenders, the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Revolving Credit Advances in excess of the Commitment.

                  (ii) The Borrower shall prepay an outstanding principal amount of the Revolving Credit Advances, and the Commitment shall be correspondingly immediately automatically and permanently reduced, in an amount equal to 100% of the Net Proceeds of any Asset Disposition (other than in connection with a disposal of Assets permitted under Section 8.11 hereof or, in the case of a disposition of the Shareholder Notes, the Borrower shall prepay the outstanding amount of Revolving Credit Advances in an amount equal to 100% of the Net Proceeds received upon such disposition, but the Revolving Commitment shall not be permanently reduced). The Borrower shall make the required mandatory prepayment hereunder on the date not later than three calendar days after the receipt by the Borrower or such Subsidiary of the Net Proceeds of such Asset Disposition (or, in the case any Net Proceeds are not in the form of cash, or the date three calendar days after the conversion of Net Proceeds into cash). In this connection, neither the Borrower nor any Subsidiary shall engage in an Asset Disposition without the consent of each Lender and, in any event, any such Asset Disposition shall be for a consideration of at least 80% of which shall be cash.

                  (iii) The Borrower shall prepay any outstanding principal amount of the Revolving Credit Advances, and the Commitment shall be correspondingly immediately, automatically and permanently reduced, in an amount equal to 100% of the Net Proceeds of any issuance of capital stock or other equity interests of the Borrower or any Subsidiary other than (a) an issuance of capital stock or other equity interests of the Borrower to the Borrower or a Subsidiary (b) an issuance of capital stock or other equity interests of the Borrower made in connection with an acquisition that is permitted under Section 8.04 or approved in writing by each Lender or (c) issuance by the Borrower of Options exercisable for Common Stock pursuant to that certain Netzee, Inc. 1999 Stock Option and Incentive Plan. The Borrower shall make the required mandatory prepayment hereunder on the date not later than three calendar days after the receipt by the Borrower or such Subsidiary of the Net Proceeds of such issuance of capital stock.

         SECTION 2.04. VOLUNTARY REDUCTIONS OF THE COMMITMENT. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment at any time and from time to time upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction. The Agent will promptly transmit such notice to the Lenders. Any such notice shall specify the effective date and the amount of any such reduction (which in the case of any partial reduction of the Commitment shall not be less than $100,000 and integral multiples of $50,000 in excess of that amount) and shall be irrevocable once given and effective only upon receipt by the Agent. The Commitment once terminated or reduced may not be increased or reinstated.

                 ARTICLE 3. INTEREST, FEES AND OTHER PROVISIONS

         SECTION 3.01.     RATES AND PAYMENT OF INTEREST ON REVOLVING CREDIT
                           ADVANCES.

         (a) Rates. The Borrower promises to pay to the Agent, for the ratable benefit of the Lenders, interest on the unpaid principal amount of each Revolving Credit Advance made by the Lenders for the period from and including the date of the making of such Revolving Credit Advance to but excluding the date such Revolving Credit Advance shall be paid in full, at a rate per annum equal to the Prime Rate plus two percent (2.00%). Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, interest at the Post-Default Rate on the outstanding principal amount of all Revolving Credit Advances.

         (b) Payment of Interest. Accrued interest on each Revolving Credit Advance shall be payable (i) quarterly on the first Business Day of each calendar quarter; (ii) upon the payment or prepayment of such Revolving Credit Advance (but only on the principal amount so paid or prepaid) and (iii) on the Termination Date. Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be presumptively correct for all purposes, absent manifest error.

         SECTION 3.02. UNUSED FACILITY FEE. In consideration of the credit facility made available to the Borrower hereunder, the Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an unused facility fee of one-quarter of one percent (1/4%) per annum on the daily average unused amount of the Commitment during the period this facility should be outstanding. Such commitment fee shall be payable monthly in arrears on the first Business Day of each month.

         SECTION 3.03. PAYMENTS. Unless otherwise set forth herein, all payments to the Agent shall be made by the Borrower in United States dollars in immediately available funds not later than 2:00 p.m. on the due date thereof (each such payment made after such time on such due date to be deemed to have been make on the next succeeding Business Day) to the Lending Office. The Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. Each payment received by the Agent for the account of the Lenders under this Agreement or any Note shall be paid promptly to the Lenders, by wire transfer of same day funds in accordance with the wiring instructions set forth for such lender on Annex I attached hereto, for the account of such Lender. In the event the Agent fails to pay such amounts to the Lenders as provided in the previous sentence, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. The payment obligations of the Borrower hereunder are absolute and unconditional and not subject to any offset, deduction, counterclaim or withholding of any kind whatsoever.

         SECTION 3.04. COMPUTATIONS. Unless otherwise expressly set forth herein, any accrued interest on any Revolving Credit Advance and any Fees due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         SECTION 3.05. USURY. In no event shall the amount of interest due or payable on the Revolving Credit Advances or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by the Agent, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Agent in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

         SECTION 3.06. AGREEMENT REGARDING INTEREST AND CHARGES. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 3.01(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Lenders to third parties or for damages incurred by the Lenders, are charges made to compensate the Lenders for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by each Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

         SECTION 3.07. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise and excise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between any Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of any Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, and (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non-excluded items being collective called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and (iii) pay to the Agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent will equal the full amount that the Lenders would have received had no such withholding or deduction been required.

         SECTION 3.08. PRO RATA TREATMENT. Unless set forth to the contrary herein, (a) each Borrowing of Revolving Credit Advances, (b) each payment by the Borrower with respect to any Revolving Credit Advance, (c) each other payment to be made by the Borrower or any Loan Party hereunder or under any Loan Document,
(d) each voluntary or mandatory reduction of the Commitments pursuant to Section
2.03 or 2.04 hereof and (e) any amounts received with respect to the sale, disposition, foreclosure or other transfer of any Collateral, shall be made by, or credited to the account of, the Lenders pro rata in accordance with their respective Credit Percentages. Each payment of interest on the Revolving Credit Advances made by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

         SECTION 3.09. SHARING OF PAYMENTS, ETC. The Borrower agrees that, in addition to (and without limitation of) any right of set-off or counterclaim a Lender or the Agent may otherwise have, each Lender and the Agent shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Revolving Credit Advances hereunder (or other Obligations owing to such Lender or the Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Revolving Credit Advance made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to Section 3.08, should be distributed to the Lenders pro rata in accordance with their respective Credit Percentages, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Advances made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with their respective Credit Percentages. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Revolving Credit Advances or other Obligations owed to such other Lenders made by other Lenders may exercise all rights of set-off, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Credit Advances in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 3.10. INSUFFICIENT FUNDS. If the Agent receives funds insufficient to pay in full the principal of any Revolving Credit Advances and/or interest and/or fees and expenses due and payable on any date such amounts are due, the Agent shall distribute any such funds received by it:

         (a)      first, to pay all fees and expenses owing to the Agent;

         (b) second, to pay all fees and expenses owing to the Lenders pro rata in accordance with the amount of such fees and expenses owing to such Person at such time;

         (c) third, to pay all accrued but unpaid interest on all outstanding Revolving Credit Advances pro rata in accordance with the second sentence of Section 3.08; and

         (d) fourth, to pay all amounts of principal outstanding on the Revolving Credit Advances pro rata in accordance with the first sentence of
Section 3.08.

         SECTION 3.11. DEFAULTING LENDER'S STATUS. Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Lender to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Lender shall be in default in its obligation to fund its pro rata share of any Borrowing or shall have rejected its Commitment, then such Lender shall not be entitled to receive any payments of principal of, or interest on, its Commitment or the Revolving Credit Advances or its share of any other fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment shall be deemed to be zero ($0), unless and until (a) all other Obligations have been paid in full, (b) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing together with interest on the amount of funds that such Lender failed to timely fund or (c) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any Lender. Any payments of principal or interest which would, but for this subsection, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Revolving Credit Advances as shall be determined by the Agent.

         SECTION 3.12. AGENT'S RELIANCE. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent believes in good faith to have been given by a person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

                        ARTICLE 4. CONDITIONS PRECEDENT

         SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL REVOLVING CREDIT ADVANCE. The obligation of the Lenders to make the initial Revolving Credit Advance is subject to the condition precedent that the Agent shall have received all of the following, each of which shall be satisfactory in form and substance to the Agent and its counsel:

         (a) Counterparts of this Agreement executed by each of the parties hereto;

         (b) A Note executed and delivered by the Borrower and payable to each Lender in substantially the form of Exhibit A attached hereto;

         (c) Favorable UCC, tax, judgment and lien search reports with respect to the Borrower and each Subsidiary, in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior liens on any of the Collateral other than Permitted Liens or Liens to be terminated prior to the Effective Date;

         (d)      The Security Agreement executed by the Borrower and the Loan
Parties;

         (e)      The Guaranty executed by each Subsidiary of the Borrower;

         (f) The Pledge Agreement executed by the Borrower and any Subsidiary as applicable, and all certificates, if any, representing all of the issued and outstanding capital stock and other equity interest of each Subsidiary, together with stock powers duly endorsed in blank relating to all such certificates;

         (g) Uniform Commercial Code financing statements naming the Borrower and each Subsidiary as debtor, the Agent as secured party, and covering the Collateral described in the Security Agreement and the Pledge Agreement, as applicable, to be filed in each jurisdiction where the filing of such financing statements may be necessary or appropriate as determined by the Agent;

         (h) a certificate executed by the chief executive officer and chief financial officer of the Borrower, stating that: (a) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (b) the representations and warranties set forth in Article 5 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date.

         (i) A signed opinion of Sutherland, Asbill & Brennan LLP, special counsel to the Loan Parties, addressed to the Agent and the Lenders, substantially in the form of Exhibit F and dated the date hereof;

         (j) The articles or certificate of incorporation or organization of each Loan Party certified as of a recent date by the Secretary of State of the State of formation of such Loan Party;

         (k) A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the State of formation of each such Loan Party and, within ten days of the Effective Date, certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State of each state in which the failure to be so qualified or authorized reasonably could be expected to have a Material Adverse Effect such Loan Party is required to be so qualified;

         (l) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to give Notices of Borrowing;

         (m) Copies certified by the Secretary or Assistant Secretary of each Loan Party (or other individual performing similar functions) of the by-laws of such Loan Party;

         (n) Certified copies (certified by the respective Secretary or Assistant Secretary of each Loan Party, or other individual performing similar functions) of all corporate or other necessary action taken by each Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (o) All conditions precedent to the closing of the Netcal Disposition and the Netcal Asset Purchase Agreement have been satisfied;

         (p)      Copies of the financial statements described in Section 5.01
(i) and meeting the requirements thereof;

         (q) Within ten days of the Effective Date, copies of each of the policies of insurance covering any of the tangible insurable Collateral or a certificate of insurance summarizing the coverage provided thereby in form and substance satisfactory to the Agent, together with loss payable clauses in favor of the Agent, which comply with the terms of the relevant Loan Documents;

         (r) Copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Borrower and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (s) The Fees, if any, then due under Article 3, and any other Fees payable to the Agent and its counsel;

         (t) Evidence satisfactory to the Agent of the release and termination of (or agreement to release and terminate) all liens other than Permitted Liens;

         (u) The Patent Security Agreement executed by the Borrower and any Subsidiary as applicable;

         (v) The Trademark Security Agreement executed by the Borrower and any Subsidiary as applicable; and

         (w) Such other documents and instruments as the Agent or a Lender may reasonably request.

         SECTION 4.02.     CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT
                           ADVANCES.

         The obligation of the Lenders to make any Revolving Credit Advance is subject to the further condition precedent that, as of the date of the making of such Revolving Credit Advance and after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing, whether or not as a result thereof, (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Revolving Credit Advance with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (c) no material adverse change in the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower and its Subsidiaries, taken as a whole, (all as reasonably determined by the Agent) since the date hereof has occurred or is continuing.

         ARTICLE 5. - REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each Lender as follows:

         (a) Organization; Power; Qualification. Each Loan Party is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized reasonably could be expected to have, in each instance, a Material Adverse Effect.

         (b)      Ownership Structure. Schedule 5.01.(b) correctly sets forth
(i) the organizational structure, ownership interests and correct legal name of each Loan Party (other than the ownership interests of the Borrower), (ii) all of its respective Subsidiaries and the correct legal name of each Subsidiary, and (iii) the shareholders holding equity interests in such Loan Party and their percentage equity or voting interest in such Loan Party (other than the shareholders holding equity interests in the Borrower). Except as set forth in such Schedule:

                  (i) neither such Loan Party (other than the Borrower) has issued to any third party any securities convertible into such Loan Party's capital stock or any options, warrants or other rights to acquire any securities convertible into such capital stock, and

                  (ii) the outstanding stock and securities of or other equity interests, as applicable, in such Loan Party (other than the Borrower) are owned by the Persons indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever.

         (c) Authorization of Loan Documents and Borrowings/Compliance with Laws/Contravention with Other Documents. Each Loan Party has the right and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms. The Loan Documents have been duly executed and delivered by the duly authorized officers of the respective Loan Party a party thereto, and each is a legal, valid and binding obligation of each Loan Party a party thereto enforceable in accordance with its terms. Each Loan Party is in compliance with all Applicable Laws binding upon it and its properties, including, without limitation any state or federal banking law, rule and regulation relating to the activities of any Loan Party except for any such failure to comply which could not reasonably be expected to have a Material Adverse Effect. The execution and delivery by the each Loan Party of the Loan Documents to which it is a party do not require any Governmental Approval (other than filings and recordations contemplated by the Loan Documents) and do not conflict with, and will not result in a breach of, any material contract, agreement or other document or instrument to which any Loan Party is a party or with the Articles of incorporation or by-laws of any Loan Party.

         (d) Liens. None of the properties and assets of the Borrower or any Loan Party is, as of the date hereof, subject to any Lien, except Permitted Liens.

         (e) Debt. Schedule 5.01(e) is a complete and correct listing of all Debt of the Borrower and each Loan Party. As of the date hereof, each Loan Party has performed and is in compliance with all of the terms of such Debt and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to such Debt.

         (f) Litigation. Except as set forth on Schedule 5.01(f), as of the date hereof, there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, threatened) against or in any other way relating adversely to or affecting any Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any governmental body which, if adversely determined, reasonably could be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party.

         (g) Tax Returns and Payments/Filings. All material federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party and its properties, income, profits and assets which are due and payable have been paid. Each Loan Party has filed all federal and state tax returns which are required to be filed under Applicable Law. None of the United States income tax returns of any Loan Party are under audit as of the date hereof. As of the date hereof, no tax liens have been filed and no claims are being asserted with respect to any such taxes. All charges, accruals and reserves on the books of each Loan Party and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         (h) Financial Statements. The Borrower has furnished to the Agent a copy of the Borrower's filing with the Securities and Exchange Commission on Form 10-Q, filed on November 14, 2000, together with a copy of the press release issued by the Borrower on November 30, 2000, a copy of which is attached as
Schedule 5.01(h). The balance sheet and statements (including in each case related schedules and notes) contained in such 10-Q filing are complete and correct and present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flows of the Borrower and its consolidated Subsidiaries for such periods, subject to normal year-end audit adjustments and the absence of notes. None of the Borrower nor any of its consolidated Subsidiaries has on the date hereof any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements and said press release. From November 30, 2000 to the date hereof, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.

         (i)      ERISA.  As of the date hereof:

                  (i) No Other Plans. No Loan Party, nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Plan other than those identified on Schedule 5.01(j). The Borrower has provided the Agent accurate and complete copies of all contracts, agreements and documents described on such Schedule.

                  (ii) ERISA and Internal Revenue Code Compliance and Liability. Each Loan Party, and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans except where failure to comply would not result in a material liability to any Loan Party and except for any required amendments for which the remedial amendment period as defined in
           Section 401(b) of the Internal Revenue Code has not yet expired. Each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code. No material liability has been incurred by any Loan Party or ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

                  (iii) Funding. No Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code) been incurred (without regard to any waiver granted under Section 412 of the Internal Revenue Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Plan, nor has any Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of any Plan prior to the due dates of such contributions under Section 412 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Plan.

                  (iv) Prohibited Transactions and Payments. No Loan Party nor any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code except where such engagement would not result in any material liability to any Loan Party; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no prepayments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under Section 412 of the Internal Revenue Code.

                  (v) No ERISA Termination Event. No Termination Event has occurred or is reasonably expected to occur.

                  (vi) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge any Loan Party after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party, or any ERISA Affiliate other than a claim made in the ordinary course of the operation of such Plan, (2) Plan or (3) Multiemployer Plan.

         (j) Hazardous Materials. Each of the Loan Parties has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, the Loan Parties are not aware of, and have not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Loan Parties, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material.

         (k) Affiliate Transactions; Restrictions on Dividend, Etc. Except as permitted by Section 8.09 or as set forth on Schedule 5.01(k), none of the Loan Parties is subject to or bound by any agreement or arrangement (whether oral or written) with any Affiliate of any of the Loan Parties. None of the Loan Parties is a party to any agreement or arrangement which contains or imposes encumbrances or restrictions prohibited by Section 8.05.

         (l) Absence of Defaults. No Loan Party is in default under its articles of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice or any combination of the foregoing, would constitute, a default or event of default by such Loan Party under any agreement (other than this Agreement) or judgment, decree or order to which such Loan Party is a party or by which such Loan Party or any of its properties may be bound where such default or event of default could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (m) Title to Properties/Necessary Agreements, Licenses, Permits/Adverse Contracts. Each Loan Party (i) has good and marketable title to its assets and properties except as disclosed in the consolidated financial statements of the Borrower delivered to the Agent, (ii) is in compliance with all real and personal property leases where the failure to so be in compliance would have a Material Adverse Effect and (iii) possesses all necessary and appropriate agreements, contracts, franchise arrangements, patents, trademarks, licenses, permits and other intellectual property rights free from burdensome or undue restriction and (iv) has not infringed upon or otherwise violated any trademark, patent, license or other intellectual property agreement where such infringement would have a Material Adverse Effect. None of the Loan Parties and none of their respective Subsidiaries has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business and, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

         (n) Use of Proceeds. All proceeds of the Loans will be used only in accordance with Section 6.05.

         (o) Investment Company; Public Utility Holding Company. No Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

         (p) Intellectual Property. Each Loan Party owns, is licensed to use or otherwise has the legal right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Person (collectively called "Intellectual Property"). All Intellectual Property that is registered or for which application for registration is pending is identified on
Schedule 5.01(p). Except as disclosed in such Schedule, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in such Schedule, the use of such Intellectual Property by the Loan Parties, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.

         (q) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Agent by, on behalf of, or at the direction of, the any Loan Party were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 5.01(i) or in such information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Agent in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (r) Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 5.02.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.


         All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party to any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Loan Parties prior to the Agreement Date and delivered to any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and the Effective Date and at and as of the date of any borrowing, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.

                       ARTICLE 6. - AFFIRMATIVE COVENANTS

         For so long as any of the Obligations remains unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent, the Borrower shall:

         SECTION 6.01. PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS. Preserve and maintain, and cause each other Loan Party to preserve and maintain, its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses require such qualification or authorization, except to the extent that the failure to preserve any such rights, franchises, licenses and privileges could not reasonably be expected to result in a Material Adverse Effect, and except to the extent that any failure to preserve and maintain it corporate existence results from the merger of a Loan Party into another Loan Party permitted by Section 8.08.

         SECTION 6.02. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS. Comply with, and cause each other Loan Party to comply with, (a) all Applicable Law, including the obtaining of all Governmental Approvals required for the conduct of its business and (b) all terms and conditions of all material contracts to which it is a party, except in each case to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.03. MAINTENANCE OF PROPERTY/CONDUCT OF BUSINESS. In addition to, and not in derogation of, the requirements of any of the Loan Documents, protect and preserve, and cause each other Loan Party to protect and preserve, all its respective properties, and maintain in good repair, working order and condition all of its respective tangible properties, except to the extent that the failure to do so would not have a Material Adverse Effect. Each Borrower shall engage, and shall cause each Loan Party to engage, only in businesses in substantially the same field as the businesses conducted by it on the date hereof, businesses reasonably related thereto and reasonable extensions thereof.

         SECTION 6.04. PAYMENT OF TAXES AND CLAIMS. Pay or discharge when due, and cause each other Loan Party to pay or discharge when due: (a) all taxes, assessments and governmental charges or levies imposed upon it or upon any properties belonging to the Borrower or such other Loan Party and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of any Loan Party; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Loan Party in accordance with GAAP.

         SECTION 6.05. USE OF PROCEEDS. Use the proceeds of the Revolving Credit Advances for their general corporate purposes in the ordinary course of business of the Borrower. The Borrower shall not, directly or indirectly, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         SECTION 6.06. ERISA. Fund, and cause each of the other Loan Parties to fund, all current service pension liabilities as they are incurred by the Borrower or such other Loan Party under the provisions of all Plans from time to time in effect, and comply in all material respects, and cause each of the other Loan Parties to comply, with all applicable provisions of ERISA with respect to all Plans.

         SECTION 6.07. INSPECTION OF BOOKS, RECORDS, PROPERTIES. Allow the Agent and the Lenders, and cause each other Loan Party to allow the Lender, during normal business hours and upon reasonable prior notice, to inspect the books, records and properties of the Borrower and each other Loan Party and to discuss the business and financial affairs of the Borrower and each other Loan Party with executive officers of the Borrower or such other Loan Party. Maintain, and cause each Loan Party to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice.

         SECTION 6.08. INSURANCE. In addition to, and not in derogation of, the requirements of any of the other Loan Documents, maintain, and cause each Loan Party to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. The Borrower shall provide written notice to the Agent of the occurrence of any of the following events within five Business Days after the occurrence of such event: any asset or property owned or used by the Loan Parties and having a value in excess of $150,000 is (i) materially damaged or destroyed, or suffers any other loss, or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value which is in excess of $150,000 (collectively, a "Casualty Loss").

         SECTION 6.09. ENVIRONMENTAL MATTERS. Comply, and cause all Loan Parties to comply, with all Environmental Laws the failure with which to comply would have a Material Adverse Effect. If any Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Loan Party alleging violations of any Environmental Law or requiring the Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect, the Borrower shall provide the Lender with a copy of such notice within 30 days after the receipt thereof by the Loan Party. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

         SECTION 6.10. NETCAL DISPOSITION. Close the Netcal Disposition following the occurrence of the Effective Date and prepay the outstanding amount of Revolving Credit Advances in the minimum aggregate amount of $12,046,706 from the Net Proceeds received upon such disposition, provided that the Commitment shall not be permanently reduced as a result of such prepayment.

                            ARTICLE 7. - INFORMATION

         For so long as any of the Obligations remains unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent, the Borrower will furnish to the each Lender at its address set forth in Section 10.01:

         SECTION 7.01. FINANCIAL STATEMENTS, COMPLIANCE CERTIFICATE AND INCOME TAX RETURNS.

         (a) Audited Year-End Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year with any supporting schedules, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (i) the chief financial officer of the Borrower, in his or her opinion, to present fairly, in all material respects and in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated result of operations for such period and (ii) the Borrower's current independent certified public accountants or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, whose certificate shall be unqualified and in scope and substance reasonably satisfactory to the Agent and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Agent pursuant to this Agreement; provided, however, the delivery of the Borrower's annual filings on Form 10-K made with the Securities and Exchange Commission, or any successor agency, shall satisfy this requirement.

         (b) Quarterly Unaudited Statements. As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of operations and consolidated statements of cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Borrower in his or her opinion, to present fairly, in accordance with GAAP, the consolidated and consolidating, as applicable, financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and absence of full footnote disclosures); provided, however, the delivery of the Borrower's quarterly filings on Form 10-Q made with the Securities and Exchange Commission, or any successor agency, shall satisfy this requirement.

         (c) Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit G (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 8.01 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or propose to take with respect thereto.

         (d) Income Tax Returns. As soon as available and in any event within 30 days after their filing, complete copies of all federal income tax returns filed by the Borrower and its Subsidiaries, each of which shall be certified by the chief financial officer of each of the Borrower and its Subsidiaries to be true, complete and correct copies of such income tax returns. If any Loan Party shall file an extension request relating to the filing of any federal income tax return, such Borrower shall deliver a copy of such extension request to the Lender within 30 days of its filing.

         (e) Reports. Promptly upon transmission or receipt thereof, copies of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all publicly available financial statements, proxy statements, waivers, amendments or other modifications which could have an adverse effect on the Borrower or any other Loan Party, notices of non-compliance or default and reports as the Borrower or any other Loan Party may send to its shareholders.

         SECTION 7.02. DEFAULT; NOTICES UNDER OTHER AGREEMENTS. Prompt notice of the occurrence of (a) any Default or Event of Default; (b) any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, with respect to any Debt of any of the Loan Parties or (c) any material amendment to the Articles of Incorporation or bylaws of any Loan Party.

         SECTION 7.03. LITIGATION; JUDGMENT. Prompt written notice of (a) any action, suit, claim or proceeding instituted against the Borrower or any other Loan Party seeking damages in excess of $250,000 or which, if adversely determined, would have a Material Adverse Effect or (b) any order, judgment or decree in excess of $100,000 having been entered against any other Loan Party or any of its properties or assets.

         SECTION 7.04. MATERIAL CHANGE. Prompt written notice of any change in the senior management or the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower or any Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 7.05. OTHER NOTICES. Prompt written notice of (a) any notification of a material violation of any law or regulation or any inquiry with respect thereto shall have been received by the Borrower or any other Loan Party from any Governmental Authority; (b) the proposed sale, transfer or other disposition of any material assets of any Loan Party to any Person; (c) any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, or any other Loan Party; or (d) the suspension, termination or revocation or non-renewal of any permit material to any Loan Party's business.

         SECTION 7.06. DEBT INSTRUMENTS. Promptly upon request by the Agent, a copy of each of the documents, instruments and agreements evidencing any of the Debt described on Schedule 5.01(e).

         SECTION 7.07.     ERISA.

         As soon as possible, and in any event within ten days after any Loan Party knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by the chief financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which any Loan Party or its ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by any Loan Party or any of its ERISA Affiliates as of such date with respect to such event or condition):

         (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan of any Loan Party or any of its ERISA Affiliates, as to which the PBGC has not by regulation waived the requirement of Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

         (b) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan of any Loan Party or any of its ERISA Affiliates or the termination of any such Plan;

         (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of any Loan Party or any of its ERISA Affiliates, or the receipt by any Loan Party or any of its ERISA Affiliates of a notice from a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such action has been taken by the PBGC with respect to such Multiemployer Plan;

         (d) the complete or partial withdrawal by any Loan Party or any of its ERISA Affiliates under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by any Loan Party or any such ERISA Affiliate of notice from such a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which in any such case could reasonably be expected to result in the imposition of withdrawal liability upon any Loan Party or any of its ERISA Affiliates;

         (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Loan Party or any of its ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

         (f) the fair market value of the assets of any Plan does not equal or exceed the accumulated benefit obligations with respect to such Plan, as disclosed on the most recent actuarial report with respect to such Plan.

         SECTION 7.08. COPIES OF OTHER REPORTS. (a) No later than 60 days after the beginning of each fiscal year of the Borrower, the business plan of the Borrower for such year including the proposed budget of revenues and expenses of the Borrower for such fiscal year; and

         (b) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its respective Board of Directors by its independent public accountants including, without limitation, any management report (but excluding internal audit reports performed by such accountants, unless such reports are requested by the Agent or any Lender).

         SECTION 7.09. OTHER INFORMATION. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, properties, condition (financial or otherwise), results of operations or performance of the Borrower, any Loan Party and any other Subsidiary as the Agent or any Lender may reasonably request. The rights of the Lenders and the Agent under this Section are in addition to and not in derogation of their rights under any other provision of this Agreement or any of the other Loan Documents.

                        ARTICLE 8. - NEGATIVE COVENANTS

         So long as any of the Obligations remain unpaid or unperformed, or this Agreement is in effect, unless the Lenders shall otherwise consent, the Borrower shall not, directly or indirectly:

         SECTION 8.01.     FINANCIAL RATIOS.  Permit at any time:

         EBITDA. EBITDA to be less than the number specified in the table set forth below for such period:

         From                       To and Including               EBITDA
         ----                       ----------------               ------
         Effective Date             March 31, 2001              -$ 3,250,000
         April 1, 2001              June 30, 2001               -$ 2,500,000
         July 1, 2001               September 30, 2001          -$   550,000
         October 1, 2001            Termination Date             $   250,000

         SECTION 8.02. DEBT. Create, incur, assume, or permit or suffer to exist, or permit any Subsidiary to create, incur, assume, or permit or suffer to exist, any Debt other than the following:

         (a)      the Obligations;

         (b)      Debt in existence as of the date hereof and described on
Schedule 5.01.(e);

         (c) intercompany Debt among or between the Borrower and its Subsidiaries so long as such Debt is Subordinated Debt;

         (d)      Permitted Purchase Money Obligations;

         (e)      Guarantees of Debt to the extent permitted under Section
8.03.;  and

         (f)      other unsecured Debt not in excess of $1,000,000 at any time.

Notwithstanding the foregoing, the Borrower shall not, and shall not permit any other Loan Party to, create, incur or assume any Debt after the date hereof if immediately prior to the creation, incurring or assumption thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence.

         SECTION 8.03. GUARANTEES. Become or remain liable, or permit any Subsidiary to become or remain liable, on or under any Guarantee other than (a) Guarantees in existence as of the date hereof and set forth in Schedule 8.03 and not required to be terminated as a condition precedent to the making of the initial Revolving Credit Advances; (b) Guarantees executed by the Borrower or any Subsidiary covering Debt permitted by Section 8.02; (c) Guarantees constituting investments permitted under Section 8.04 and (d) the Guaranty.

         SECTION 8.04. INVESTMENTS. (a) Acquire or purchase, or permit any Subsidiary to acquire or purchase, after the date hereof, any Business Unit, (b) acquire, make or purchase, or permit any Subsidiary to acquire, make or purchase any Investment or (c) permit any Investment of the Loan Parties to be outstanding on and after the date hereof, other than the following:

         (i)      Investments in Subsidiaries in existence on the date hereof;

         (ii)     Investments in Cash Equivalents;

         (iii)    Investments in existence on the date hereof and set forth on
Schedule 8.04;

         (iv) intercompany Debt among the Borrower provided that such Indebtedness is permitted by the terms of Section 8.02;

         (v) Guarantees constituting Investments to the extent permitted under Section 8.03;

         (vii) loans and advances to employees for moving, entertainment, travel and other similar expenses and other purposes in the ordinary course of business consistent with past practices not to exceed $50,000 in the aggregate at any one time outstanding; and

         (viii) prior to the occurrence of an Event of Default, Permitted Acquisitions.

         SECTION 8.05.     LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

         (a) Create, assume, incur or permit or suffer to exist, or permit any Subsidiary to create, assume, incur or permit to suffer to exist, any Lien upon any of its respective properties, assets, income or profits of any character whether now owned or hereafter acquired, other than Permitted Liens;

         (b) Enter into or assume any agreement (other than the Loan Documents), or permit, any Subsidiary to create, assume, incur or permit to suffer to exist prohibiting the creation or assumption of any Lien upon its respective properties or assets, whether now owned or hereafter acquired unless such agreement permits Liens and security interests in any and all assets of the Borrower and its Subsidiaries in favor of the Agent, for the benefit of the Lenders; or

         (c) Except for the restrictions set forth in the Loan Documents, create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create, assume, incur or permit to suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) pay any Debt owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

         SECTION 8.06. FISCAL YEAR. Change its fiscal year from that in effect as of the date hereof.

         SECTION 8.07. DIVIDENDS AND STOCK REPURCHASE. (a) Declare or pay any dividend or other distribution, direct or indirect, on account of any shares of any common stock or other equity interest of the Borrower now or hereafter outstanding, except (i) a dividend or distribution payable solely in shares of that class of common stock or other equity interest to the holders of that class or (ii) dividends payable to holders of shares of the Series B Preferred Stock of the Borrower provided that the aggregate amount paid in respect of such dividends shall not exceed $520,000 in any fiscal year of the Borrower; (b) effect any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or any other acquisition for value, direct or indirect, of any shares of any common stock or other equity interest of the Borrower now or hereafter outstanding; (c) make or effect any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt which is subordinate in right of repayment to any of the Obligations; (d) voluntarily prepay any Debtor otherwise pay any Debt prior to its then stated maturity or (e) make any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any common stock or other equity interest of the Borrower now or hereafter outstanding.

         SECTION 8.08. PRESERVATION OF EXISTENCE, ETC.; MERGER, CONSOLIDATION AND SALE OF ASSETS. (a) Merge or consolidate with, or permit any other Loan Party to merge or consolidate with, any other Person, (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Loan Party to do any of the foregoing or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Loan Party to do any of the foregoing; provided, however, that:

                  (i) Subsidiaries of the Borrower or any Loan Party may merge or consolidate with the Borrower or any other Loan Party;

                  (ii) a Subsidiary may sell, transfer or dispose of its assets to the Borrower or any other Loan Party;

                  (iii) the Borrower or any Subsidiary may sell inventory or other assets in the ordinary course of business, including sales of credit card loans in the ordinary course of business consistent with past practice; and

                  (iv) in connection with a Permitted Acquisition, (x) the Borrower may merge or consolidate with any other Person if the Borrower is the surviving corporation of the merger or consolidation and (y) any other Loan Party may merge or consolidate with any other Person if the entity surviving the merger or consolidation remains a Loan Party or becomes a Loan Party by delivering the documents required by Section 8.10.

Further, no Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Loan Party shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

         SECTION 8.09. TRANSACTIONS WITH AFFILIATES. Effect, or permit any other Loan Party to effect, any transaction with any Affiliate by which any of the assets of any Loan Party are transferred to such Affiliate at less than the cost or fair market value of such asset, or enter into any other transaction with an Affiliate on terms more favorable to such Affiliate than would be reasonably expected to be given in a similar transaction with an unrelated entity, except in each case for transactions between or among the Borrower and the Subsidiaries.

         SECTION 8.10. CREATION OF SUBSIDIARIES. Incorporate, create or acquire any Subsidiary other than Subsidiaries in existence as of the date hereof, unless, on or before 5 days after the incorporation, creation or acquisition of such Subsidiary, such Subsidiary executes and delivers to the Lender an Accession Agreement to the Guaranty, Pledge Agreement (if applicable) and Security Agreement, executed by the Borrower and such Subsidiary in favor of the Agent, for the benefit of the Lenders, together with the following all in form and substance satisfactory to the Agent:

         (a) The articles or certificate of incorporation of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

         (b) A certificate of good standing or certificate of similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is so qualified;

         (c) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

         (d) Copies certified by the Secretary or Assistant Secretary of such Subsidiary (or other individual performing similar functions) of the by-laws of such Subsidiary;

         (e) Certified copies (certified by the respective Secretary or Assistant Secretary of such Subsidiary, or other individual performing similar functions) of all corporate or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (f) Favorable Uniform Commercial Code, tax, judgment and lien search reports with respect to such Subsidiary in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior liens on any of the Collateral other than Permitted Liens;

         (g) all certificates, if any, representing all of the issued and outstanding capital stock and other equity interest of such Subsidiary, together with stock powers duly endorsed in blank relating to all such certificates;

         (h) Uniform Commercial Code financing statements naming such Subsidiary as debtor, the Agent as secured party, and covering the Collateral to be filed in each jurisdiction where the filing of such financing statements may be necessary or appropriate as determined by the Agent;

         (i) an opinion of Sutherland Asbill & Brennan LLP, special counsel to Borrower, addressed to the Agent and the Lenders, and regarding, among other things, the authority of such Subsidiary to execute, deliver and perform the Loan Documents to which it is a party, the enforceability of such Loan Documents and the perfection of security interests in the Collateral granted pursuant to such Loan Documents, and such other matters as the Agent or its counsel may request;

         (j) a certificate executed by the chief executive officer and chief financial officer of the Borrower, stating that: (a) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (b) the representations and warranties set forth in Article 5 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

         (k) Copies of each of the policies of insurance covering any of the tangible insurable Collateral of such Subsidiary, together with loss payable clauses in favor of the Agent, which comply with the terms of the relevant Loan Documents;

         (l) Copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by such Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (m) such other documents and instruments as the Agent may reasonably request;

provided, however, that the foregoing shall not apply to any Subsidiary formed solely for the purpose of acquiring the assets or stock of a Person until such acquisition is consummated, so long as such Subsidiary holds only nominal assets prior to the consummation of such acquisition. Further, and notwithstanding the foregoing, Subsidiaries shall not own, after the date hereof, Total Assets of the Borrower and its Subsidiaries, determined on a consolidated basis

("Consolidated Total Assets") in excess of that percentage of Consolidated Total Assets owned by Subsidiaries on the date hereof.

         SECTION 8.11. DISPOSAL OF ASSETS OR SUBSIDIARY STOCK. (a) Sell, lease, transfer or otherwise dispose of any of its property, business or assets, or grant any Person an option to acquire any such property, business or assets, or permit any Subsidiary to do any of the foregoing except for: (i) bona fide sales of inventory to customers for fair value in the ordinary course of business, (ii) dispositions of equipment in the ordinary course of business and not used or useful in the business, (iii) disposition of the Encumbered Asset,
(iv) the sale or other disposition of the Shareholder Notes (v) the licensing of copyrights, patents and trademarks in the ordinary course of business and (vi) the Netcal Disposition or (b) sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities or interests in the Loan Parties (other than the issuance of common stock of the Borrower to the extent permitted under Section 8.12) or any Subsidiary including warrants, rights or options to acquire shares of other equity securities or interests of any of its Subsidiaries, except to the Borrower or another Subsidiary of the Borrower. A Person who acquires any assets of a Loan Party as the result of a disposition of such assets by such Loan Party as permitted under this Section
8.11 shall take such assets free and clear of the Agent's Lien therein.

         SECTION 8.12. ISSUANCE OF CAPITAL STOCK. Issue any shares, interests, warrants, participations or other equivalents (however designated) of any Loan Party; except that (a) the Borrower may issue common stock or warrants or options exercisable for common stock and (b) any Subsidiary of the Borrower may issue shares of capital stock to the Borrower or any other Subsidiary.

         SECTION 8.13. CAPITAL EXPENDITURES. Permit Capital Expenditures incurred by the Borrower and its Subsidiaries to exceed $5,000,000 in any such fiscal year.

         SECTION 8.14.     MANAGEMENT FEES AND COMPENSATION.

         (a) Management Fees. The Borrower will not, and will not permit any other Loan Party or any of their respective Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of the Borrower or to any director, officer or employee of any Loan Party except as set forth on
Schedule 8.14(a).

         (b) Compensation. The Borrower will not, and will not permit any of its Subsidiaries to, make payments of salary or bonus or otherwise provide compensation (including benefits) to its principal executive officers or employees which are in excess of those customarily paid in the industry in which the Borrower and its Subsidiaries is engaged.

                              ARTICLE 9. - DEFAULT

         SECTION 9.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default:

         (a) Default in Payment. The Borrower shall fail to pay (i) the principal of any of the Revolving Credit Advances when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise) or (ii) the interest on any Revolving Credit Advance payable hereunder, when and as due, and such failure shall continue for three Business Days after such due date or (iii) any other Obligations payable hereunder within 30 days after the date when presented for payment hereunder.

         (b) Misrepresentations. Any statement, representation or warranty made by or on behalf of the Borrower or any other Loan Party under or pursuant to any Loan Document or in any other writing or statement at any time furnished or made by or on behalf on the Borrower or any other Loan Party to the Agent or any Lender shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (c) Default in Performance. (i) The Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Articles 7 or 8 of this Agreement or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of Section 7.01 and this clause (ii) only, such failure shall continue for a period of 30 days after the earlier of
(x) the date upon which the president or chief financial officer of the Borrower obtains knowledge of such failure of (y) the date upon which the Borrower has received written notice of such failure from the Agent.

         (d) Debt Cross-Default. (i) Any Loan Party shall fail to pay when due and payable (following the expiration of any applicable cure periods) the principal of, or interest on, any Debt (other than the Revolving Credit Advances) having a principal amount outstanding individually or in the aggregate of $250,000 or more; or (ii) the maturity of any such Debt shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Debt or (y) been required to be prepaid prior to the stated maturity thereof; or (iii) any other event shall have occurred and be continuing which would permit any holder or holders of any such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Debt or require any such Debt to be prepaid prior to its stated maturity.

         (e) Other Cross-Default. Any default or event of default arising from any Loan Party's failure to pay amounts due or failure to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in any note, loan agreement, indenture or other contract entered into by such Loan Party with the Agent or Harland or any affiliate of the Agent or Harland shall occur, including any default pursuant to the Reimbursement Agreement (following the expiration of any applicable cure periods).

         (f) Voluntary Bankruptcy Proceeding. Any Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection;
(iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or similar action for the purpose of effecting any of the foregoing.

         (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against any Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (h) Judgment. A judgment or judgments for the payment of money, in excess of $100,000 in the aggregate shall be entered against any Loan Party by any court or other tribunal and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

         (i) Challenge of Loan Documents. Any Borrower or any other Loan Party shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Note or any other Loan Document.

         (j) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (k) Attachment. A warrant, writ of attachment, execution or similar process which, together with all other warrants, writs of attachment, execution or similar process, exceeds $100,000 shall be issued against any property of any of the Loan Parties and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.

         (l)      Change of Control.  A Change of Control shall occur.

         (m) ERISA. (i) Any Termination Event with respect to a Plan shall occur; (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal

Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA; or (iii) any Loan Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Loan Party's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (n) Injunction. The Loan Parties are enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of their respective businesses and such order continues for more than 30 days.

         (o) Failure of Security. The Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens), in each case, for any reason other than the failure of the Lender to take any action within its control.

         SECTION 9.02. REMEDIES. Upon the occurrence of an Event of Default, the Agent may exercise any or all of the following rights and remedies:


         (a) Acceleration. If any Event of Default shall have occurred and be continuing, any Lender may direct the Agent, and the Agent if so directed shall: (i) declare the principal of, and accrued but unpaid interest on, the Revolving Credit Advances made by such Lender and at the time outstanding, and all of the other Obligations owed to such Lender, to be forthwith immediately due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in any Loan Document or any other agreement evidencing such Obligations to the contrary notwithstanding and (ii) terminate this Agreement and the making of Revolving Credit Advances hereunder; provided, however, that if the Event of Default set forth in Section 9.01(f) or 9.01(g) hereof shall have occurred, all of the principal of, and accrued but unpaid interest on, the Revolving Credit Advances and all other Obligations shall become automatically due and payable and this Agreement and the making of Revolving Credit Advances shall automatically terminate.

         (b) Loan Documents. Any Lender may direct the Agent to, and subject to the terms hereof, the Agent if so directed shall, may exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Applicable Law. The Agent may, at the direction of any Lender, may exercise all other rights and remedies it may have under any Applicable Law.

         (d) Appointment of Receiver. The Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and any other Loan Party, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and the Loan Parties and to exercise such power as the court shall confer upon such receiver.

         SECTION 9.03. APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows: (a) First: to the payment of all reasonable costs and expenses of the Agent incurred in connection with such sale or other realization, including reasonable attorneys' fees if the Agent endeavored to collect the Obligations by or through an attorney at law;
(b) Second: to the payment of the interest due upon any of the Obligations, pro rata in accordance with the second sentence of Section 3.08; (c) Third: to the payment of the principal due upon any of the Obligations pro rata in accordance with the second sentence of Section 3.08; and (d) Fourth: the balance (if any) of such proceeds shall be paid to whomever may be legally entitled thereto.

         SECTION 9.04. PERFORMANCE BY AGENT. If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Agent shall not have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

         SECTION 9.05. RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                             ARTICLE 10. - AGENT

         SECTION 10.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between the Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. The Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower or any Loan Party, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of any Lender, and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the a Lender has so directed the Agent to exercise such right or remedy.

         SECTION 10.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

         SECTION 10.03. INTERCEPT AS LENDER. InterCept, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include InterCept in each case in its individual capacity. InterCept and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

         SECTION 10.04. LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Loan Party, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender also acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

         SECTION 10.05. INDEMNIFICATION. Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Credit Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted for the Agents gross negligence or willful misconduct or (b) subject to Section 10.01 above, if the Agent fails to follow the express written direction of the Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

         SECTION 10.06.    COLLATERAL MATTERS.

         (a) In the event that any Collateral is hereafter pledged by any Loan Party as collateral security for the Obligations but subject to the limitation of liability contained in Section 10.03(d) hereof, the Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Lenders. The Agent is hereby further authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement, the Reimbursement Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 8.08 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section.

         (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the each Lender, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Loan Party in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

         (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

         SECTION 10.07. SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within thirty days after the resigning Agent's giving of notice of resignation, then the resigning

Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                          ARTICLE 11. - MISCELLANEOUS

         SECTION 11.01. NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

                  Netzee, Inc.
                  6190 Powers Ferry Road
                  Suite 400
                  Atlanta, Georgia  30339
                  Attention: Richard S. Eiswirth
                  Facsimile Number: 770-200-7150

         With a courtesy copy to:

                  Sutherland, Asbill & Brennan
                  999 Peachtree Street
                  Atlanta, Georgia  30309
                  Attention:  Mark Kaufman, Esq.
                  Telecopier No.: 404-853-8806

         If to the Agent:

                  The InterCept Group, Inc.
                  3150 Holcomb Bridge Road
                  Suite 200
                  Norcross, Georgia  30071
                  Attention:  Scott R. Meyerhoff
                  Facsimile Number: 770-840-2521

         With a courtesy copy to:

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 W. Peachtree Street, N.E.
                  Atlanta, Georgia  30309-3424
                  Attention: Richard W. Grice, Esq.
                  Telecopier No.:  404-88-4777

         If as to Harland:

                  John H. Harland Company
                  2939 Miller Road
                  Decatur, Georgia  30035
                  Attention:  John C. Walters
                  Facsimile Number:  770-593-5619

         With a courtesy copy to:

                  King & Spalding
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia  30303-1763
                  Attention:  Alan J. Prince
                  Telecopier No.:  404-572-5100

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmission is confirmed; or
(iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent under Article 2 shall be effective only when actually received. Neither the Agent nor any Lender shall not incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Agent or any Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

         SECTION 11.02. EXPENSES. The Borrower agrees (a) to pay or reimburse the Agent and each Lender for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including without limitation, reasonable due diligence, and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and each Lender; (b) to pay or reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents or the protection, preservation or exercise of rights with respect to any collateral security provided for in any of the Loan Documents, including the reasonable fees and disbursements of its counsel, (c) to pay, indemnify and hold the Agent and each Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and each Lender for all reasonable costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 9.01.(f) or (g), including the reasonable fees and disbursements of counsel to the Agent and each Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         SECTION 11.03. STAMP, INTANGIBLE AND RECORDING TAXES. The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Note and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         SECTION 11.04. LITIGATION. (a) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP OF ANY BORROWER, THE AGENT OR ANY LENDER ESTABLISHED HEREBY AND THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, EACH OF THE LENDER, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY BORROWER, THE AGENT OR ANY LENDER ARISING OUT OF ANY LOAN DOCUMENT, THE OBLIGATIONS OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN ANY BORROWER AND LENDER OF ANY KIND OR NATURE.

         (b) THE BORROWER, THE AGENT AND LENDERS EACH HEREBY AGREE THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF LENDER, ANY STATE COURT LOCATED IN ATLANTA, GEORGIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER, THE AGENT AND THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTE, ANY LOAN DOCUMENT OR TO ANY MATTER ARISING THEREFROM, THE COLLATERAL OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE EXCLUSIVE CHOICE OF

FORUM SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

         SECTION 11.05. SUCCESSORS AND ASSIGNS. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of their respective rights under this Agreement. The Agent or any Lender may assign to one or more Persons all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment may assign its rights and obligations under the other Loan Documents; provided, that Harland may not assign any of its obligations under this Agreement or any of the other Loan Documents without the prior written consent of the Borrower. The Agent will be assigning to First Union National Bank all of its rights and remedies with respect to this Agreement, the Note and the other Loan Documents pursuant to the Collateral Assignment Agreement. The Agent or any Lender may, in connection with any assignment or proposed assignment disclose to the assignee or proposed participant any information relating to the Borrower furnished to the Agent or such Lender by or on behalf of the Borrower. Furthermore, Borrower acknowledges that the Agent will be providing information relating to the Borrower furnished to the Agent by or on behalf of the Borrower to First Union National Bank on a regular basis, including, but not limited to, the financial and other information provided pursuant to Article 7 hereof.

         SECTION 11.06. AMENDMENTS. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of each Lender (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party that is a party to such Loan Document).

         SECTION 11.07. INDEMNIFICATION. (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent and each Lender and their directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party arising out of or by reason of any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding by any third party (the foregoing referred to herein as an "Indemnity Proceeding") which arise out of, or are in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Revolving Credit Advance hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Revolving Credit Advances; (iv) the Agent or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lender have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and has or is alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the other Loan Parties; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the other Loan Parties or their financial condition; (viii) the exercise of any right or remedy the Agent and each Lender may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; (ix) any violation or non-compliance by the Borrower or any Loan Party of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or any Loan Party (or its respective properties) (or the Lender as successor to the Borrower or any Loan Party) to be in compliance with such Environmental Laws; provided, however, that the Borrower or any Loan Party shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this paragraph
(a) that constitute gross negligence or willful misconduct.

         (b) This indemnification shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Loan Party, any shareholder of the Borrower or any Loan Party (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Loan Party or by any Governmental Authority.

         (c) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

         (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all reasonable costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that
(i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower have provided evidence reasonably satisfactory to such Indemnified Party that the Borrower have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

         (f) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

         SECTION 11.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 11.09. SETOFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender are hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such prior notice being hereby expressly waived to set-off and to appropriate and to apply any and all indebtedness at any time held or owing by the Agent or any Lender or any affiliate of the Agent or any Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Revolving Credit Advances and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted under the Loan Documents, and although such obligations shall be contingent or unmatured.

         SECTION 11.10.    TERMINATION; SURVIVAL OF PROVISIONS. At such time as
(a) the Commitment has been terminated, (b) the Lenders is not obligated under this Agreement to make any Revolving Credit Advances, and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and each Lender is entitled under any of the provisions of this Agreement and the other Loan Documents, and the waiver of jury trial and submission to jurisdictions contained herein or therein, shall continue in full force and effect and shall protect the Agent and each Lender against events arising after such termination as well as before.

         SECTION 11.11. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

         SECTION 11.12. LIMITATION OF LIABILITY. To the maximum extent permitted by Applicable Law, neither the Agent, any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender, shall have any liability with respect to, and the Borrower hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of their affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

         SECTION 11.13. ENTIRE AGREEMENT. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

         SECTION 11.14. TITLES AND CAPTIONS. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 11.15. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.16. OBLIGATIONS WITH RESPECT TO LOAN PARTIES. The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower do not control such Loan Parties.

         SECTION 11.17. MARSHALING; PAYMENTS SET ASIDE. The Agent and the Lenders shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent, or the Agent enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         SECTION 11.18. INDEPENDENT NATURE OF EACH LENDER'S RIGHTS. Nothing contained in any Loan Document and no action taken by the Agent, any Lender or the Borrower or any Loan Party pursuant hereto or thereto shall be deemed to constitute the Agent, any Lender and/or any Loan Party to be a partnership, an association, a joint venture or any other kind of entity.

         SECTION 11.19. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing by the Agent or any Lender to the Borrower or any other Loan Party.

         SECTION 11.20. CONSTRUCTION. The Borrower, the Agent and the Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Agent and the Lenders.

         SECTION 11.21. BENEFITS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and the Lenders. Applicable Law at any time sell or assign to one or more banks or financial institutions all or any part of its rights and obligations under this Agreement and the Note.

         SECTION 11.22. RELEASE OF HARLAND COLLATERAL. Harland hereby agrees that upon the occurrence of the Effective Date that (i) Harland automatically shall be deemed to have fully released all liens and security interests granted by the Borrower or any other Loan Party to secure the indebtedness under the Harland Note (and any guaranty therefor) and all of Harland's other liens and security interests in the Collateral and (ii) all of the obligations of the Borrower and any other Loan Party under the Harland Security Documents (as defined in the Intercreditor Agreement) and under any guaranty of the Harland Note shall terminate. Harland further agrees to deliver to the Agent duly executed termination statements with respect to UCC-1 financing statements filed by Harland with respect to the Collateral; duly executed trademark, patent and copyright deeds of release with respect to security agreements filed by Harland with respect to certain Intellectual Property; and such other documentation as may be reasonably necessary or appropriate to terminate of record all liens and security interests held by Harland in connection with the Harland Note.

         SECTION 11.23. NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN OF AGENT (INCLUDING ANY LIEN PREVIOUSLY HELD BY INTERCEPT IN ITS INDIVIDUAL CAPACITY BUT NOW HELD BY INTERCEPT IN ITS CAPACITY AS THE AGENT) IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY LIEN HELD BY INTERCEPT IN ANY OF THE COLLATERAL (AS DEFINED HEREIN) PURSUANT TO ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) CONTINUES IN SUCH COLLATERAL BUT SHALL BE DEEMED TO BE HELD BY INTERCEPT IN ITS CAPACITY AS AGENT FOR THE BENEFIT OF THE LENDERS. THE AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT EFFECTED BY THIS AGREEMENT SHALL BE DEEMED TO HAVE PROSPECTIVE APPLICATION ONLY UNLESS OTHERWISE SPECIFICALLY STATED HEREIN.


                            [Signature on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.


                           BORROWER:

                           NETZEE, INC.

                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           AGENT:

                           THE INTERCEPT GROUP, INC., AS AGENT

                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           LENDERS:

                           THE INTERCEPT GROUP, INC., AS A LENDER


                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


                           JOHN C. HARLAND COMPANY

                           By:
                              -------------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



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


                                     ANNEX I

               LIST OF LENDERS, COMMITMENTS AND CREDIT PERCENTAGES




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